               Amendment to Schedule A to Participation Agreement
                                      Among
                      Variable Insurance Products Fund III,
                       Fidelity Distributors Corporation,
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund III and Fidelity Distributors Corporation entered into a Participation Agreement on February 22, 1999 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of October 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY

By:       /s/ Richard M. Reilly
        ---------------------------

Name:     Richard M. Reilly
        ---------------------------

Title:    President
        ---------------------------

Date:     October 1, 2001
        ---------------------------

VARIABLE INSURANCE PRODUCTS
FUND III                                 FIDELITY DISTRIBUTORS CORPORATION


By:       /s/ Robert A. Dwight           By:       /s/ Michael Kellog
        ---------------------------              -------------------------------

Name:     Robert A Dwight                Name:     Mike Kellogg
        ---------------------------              -------------------------------

Title:    Treasurer                      Title:    Executive Vice President
        ---------------------------              -------------------------------

Date:     October 1, 2001                Date:     October 1, 2001
        ---------------------------              -------------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

SEPARATE ACCOUNT NAME                                CONTRACT                                         REGISTRATION
DATE ESTABLISHED BY BOARD OF DIRECTORS               FORM NO.    PRODUCT NAME                            NO.'S
----------------------------------------------     ------------  --------------------------------    --------------
Name:   Group VEL Separate Account                   1029-94     Group Vari-Exceptional Life            33-82658
Date:   11/22/93                                                                                        811-8704

Name:   Separate Account VA-K                        A3018-91    Allmerica ExecAnnuity Plus             33-39702
Date:   11/01/90                                     A3021-93                                           811-6293

Name:   Separate Account VA-K                        A3025-96    Allmerica Advantage                    33-39702
Date:   11/01/90                                                                                        811-6293

Name:   Separate Account VA-K                        A3029-99    Allmerica Immediate Advantage         333-81861
Date:   11/01/90                                                                                        811-6293

Name:   Separate Account VA-K                        A3030-99    Allmerica Accumulator                 333-87099
Date:   11/01/90                                                                                        811-6293

Name:   Separate Account VA-K                        A3036-01    Agency C-Shares                       333-38274
Date:   11/01/90                                                                                        811-6293

Name:   Separate Account VA-K                        A3033-00    DirectedAdvisorySolutions             333-90543
Date:   11/01/90                                                 (Fund Quest)                           811-6293

Name:   Separate Account VA-K                        A3033-00    Allmerica Value Generation            333-87099
Date:   11/01/90                                                 (Annuity Scout)                        811-6293

Name:   Allmerica Select Separate Account            A3020-94    Allmerica Select Resource              33-47216
Date:   03/05/92                                     GRC                                                811-6632

Name:   Allmerica Select Separate Account            A3025-96    Allmerica Select Resource II           33-47216
Date:   03/05/92                                                                                        811-6632

Name:   Allmerica Select Separate Account            A3027-98    Allmerica Select Charter              333-63093
Date:   03/05/92                                                                                        811-6632

Name:   Allmerica Select Separate Account            A3028-99    Allmerica Select Reward               333-78245
Date:   03/05/92                                                                                        811-6632

Name:   Allmerica Select Separate Account            A3032-99    Allmerica Select Acclaim              333-92115
Date:   03/05/92                                                                                        811-8116

Name:   Separate Account IMO                         1033-99     Allmerica VUL 2001                    333-84879
Date:   12/10/99                                                                                       811-09529

Name:   Separate Account IMO                         1033-99     Allmerica Select Life Plus            333-84879
Date:   12/10/99                                                                                       811-09529

Name:   Separate Account IMO                         1034-99     VUL 2001 Survivorship                 333-90995
Date:   12/10/99                                                                                       811-09529

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